UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 25, 2009

THE CLOROX COMPANY
(Exact Name of Registrant as Specified in its Charter)
_______________

Delaware
(State or Other Jurisdiction
of Incorporation)

1-07151	31-0595760
(Commission File Number)	(I.R.S. Employer
Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of Principal Executive Offices) (Zip Code)

(510) 271-7000
(Registrant’s Telephone Number, including Area Code)

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As previously disclosed, The Clorox Company (the Company) has modified its segment reporting. Beginning with fiscal year 2009, the Company is reporting the following four segments: Cleaning, Lifestyle, Household, and International. Segment disclosures provided in the Company’s Annual Report on Form 10-K for fiscal year 2009, filed on August 25, 2009, reflect this modified reporting structure; prior periods were updated to conform to the fiscal year 2009 presentation.

Attached hereto as Exhibits 99.1, 99.2, and 99.3 are net sales and earnings from continuing operations before income taxes segment results, which reflect the modified reporting structure, for quarterly and fiscal year periods 2009, 2008, and 2007, respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Quarterly and Fiscal Year 2009 Net Sales and Earnings from Continuing Operations before Income Taxes Segment Results (unaudited)
99.2	Quarterly and Fiscal Year 2008 Net Sales and Earnings from Continuing Operations before Income Taxes Segment Results (unaudited)
99.3	Quarterly and Fiscal Year 2007 Net Sales and Earnings from Continuing Operations before Income Taxes Segment Results (unaudited)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 25, 2009	THE CLOROX COMPANY

	By:	/s/ Laura Stein
	Name:	Laura Stein
	Title:	Senior Vice President – General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Quarterly and Fiscal Year 2009 Net Sales and Earnings from Continuing Operations before Income Taxes Segment Results (unaudited)
99.2	Quarterly and Fiscal Year 2008 Net Sales and Earnings from Continuing Operations before Income Taxes Segment Results (unaudited)
99.3	Quarterly and Fiscal Year 2007 Net Sales and Earnings from Continuing Operations before Income Taxes Segment Results (unaudited)